UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 8, 2016

DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
Pursuant to that certain Agreement and Plan of Merger, dated as of April 11, 2016 (the “Merger Agreement”), by and among Zhone Technologies, Inc., a Delaware corporation (the “Company”), Dragon Acquisition Corporation, a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), DASAN Networks, Inc., a company incorporated under the laws of Korea (“DASAN”), and Dasan Network Solutions, Inc., a California corporation and wholly owned subsidiary of DASAN (“DNS”), on September 9, 2016, Merger Sub merged with and into DNS, with DNS surviving as a wholly owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company’s name was changed to DASAN Zhone Solutions, Inc. The Company’s common stock continues to be traded on the Nasdaq Capital Market, and the Company’s ticker symbol was changed from “ZHNE” to “DZSI” effective September 12, 2016.
Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 12, 2016, the Company received a staff delisting determination letter from the Listings Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq"), as anticipated and disclosed in the Company’s Current Report on Form 8-K filed on August 29, 2016, notifying the Company that, because the Company did not satisfy Nasdaq’s initial listing standard requiring a minimum bid price of $4 (or a minimum closing price of $3 for five consecutive trading days or $2 for 90 consecutive trading days) at the closing of the Merger, the Company’s common stock will be subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).
The Company intends to timely request a hearing before the Panel with respect to the staff’s delisting determination letter, at which the Company expects to present its plan to gain compliance with the initial listing minimum bid or closing price requirement (and thereby obtain the requisite Nasdaq approval to the pending listing application), including via the implementation of a reverse stock split if necessary. Under Nasdaq Marketplace Rules, while the appeal process is pending, the Company’s common stock will not be delisted. Accordingly, the Company’s common stock will continue to trade on the Nasdaq Capital Market until the Panel makes its determination following the hearing.
Although the Company intends to work with the Panel to remain on the Nasdaq Capital Market, there can be no assurance that the Company will be successful in its appeal and that the Panel will grant the Company’s request for an additional compliance period to gain compliance with the initial listing minimum bid or closing price requirements and obtain the requisite Nasdaq approval to the pending listing application. Delisting from the Nasdaq Capital Market could have a material adverse effect on the Company’s business and on the trading of its common stock.
On September 13, 2016, the Company issued a press release announcing its receipt of the Nasdaq delisting determination letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements related to the Company’s plans to gain compliance with the initial listing minimum bid or closing price requirements, the continued listing of the Company’s common stock on the Nasdaq Capital Market, the appeal process and the consequences of delisting of the Company’s common stock from the Nasdaq Capital Market. The Company uses words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in the Company’s other filings with the Securities and Exchange Commission (the "SEC"). Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this report and the Company assumes no obligation to update any forward-looking statements for any reason.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Directors or Certain Officers
On September 9, 2016, in connection with the Merger, Robert Dahl and Mahvash Yazdi resigned from their positions as directors of the Company, effective as of the effective time of the Merger. Prior to their resignation, the Board of Directors of the Company (the "Board") approved the accelerated vesting of their outstanding unvested equity awards.
The information set forth in Item 5.02(d) with respect to the resignations of Michael Connors and James Norrod from their Class III directorships and the resignation of Richard Kramlich from his Class II directorship, and their reappointments as Class I, Class II and Class III directors, respectively, in connection with the Merger is incorporated herein by reference.
(c) Appointment of Certain Officers
On September 9, 2016, effective as of the effective time of the Merger, Il Yung Kim was appointed as Co-Chief Executive Officer of the Company and the title of James Norrod was changed from President and Chief Executive Officer to Co-Chief Executive Officer, in each case to serve until their respective successors are duly elected or appointed and qualified. The appointment of Messrs. Kim and Norrod as Co-Chief Executive Officers in connection with the consummation of the Merger was required by the terms of the Merger Agreement. In connection with these appointments, Mr. Kim entered into an Employment Agreement with the Company, Mr. Norrod entered into an Amended and Restated Employment Agreement and a Transaction Bonus Agreement with the Company and Messrs. Kim and Norrod each received a stock option award, each as further described in Item 5.02(e) below, which is incorporated by reference herein.
Mr. Kim, 60, served as a consultant to DASAN in connection with the Merger and, from September 2014 to August 2016, served as Chief Executive Officer of TukTak in Korea, an online startup company, which enables people with creative talents to collaborate and produce goods and services online. He also served as a strategic advisor for InMobi, a global mobile advertising platform provider, since December 2014. Previously, Mr. Kim held various positions with Korea Telecom, including as President and executive board member from 2013 to January 2014, and as Chief Strategy Officer from 2010 to 2013. Mr. Kim commenced his career with British Telecom in 1982, where he held various senior positions including Vice President of Technology and Innovation and Programme Director and Head of Technology and Investment. Mr. Kim holds a B.E. in Electrical and Electronic Engineering from University College London and an M.S. in Microwave Engineering and Modern Optics from the University of London.
Mr. Norrod, 68, has served as President, Chief Executive Officer and a director of the Company since July 2014. Prior to joining the Company, from January 2013 to December 2013, Mr. Norrod served as Chief Executive Officer of BigBelly Solar, a provider of innovative solar powered solutions for the management of waste and recycling. From October 2010 to January

2013, Mr. Norrod served as President and Chief Executive Officer of Infinite Power Solutions, a clean technology company focused on the development and manufacturing of micro-energy storage devices. From April 2005 to January 2010, Mr. Norrod served as President and Chief Executive Officer of Segway Inc., a company focused on the development and manufacturing of electric personal transportation products and technologies. Prior to joining Segway, Mr. Norrod held various chief executive officer positions across the technology industry. Mr. Norrod started his career with IBM, where he managed the General Motors account for more than 10 years. Mr. Norrod holds a B.S. in Economics from Oakland University and an M.B.A. from the University of Detroit.
The information set forth in Item 5.03 with respect to the Amended and Restated Bylaws of the Company in the Company's Current Report on Form 8-K filed with the SEC on September 12, 2016 is incorporated herein by reference.
(d) Election of Directors
On September 9, 2016, effective as of the effective time of the Merger and in accordance with the terms of the Merger Agreement, the size of the Board was increased from five to seven directors, the Board appointed Min Woo Nam, Il Yung Kim, SeongGyun Kim and Sung-Bin Park to fill the vacancies on the Board resulting from the resignations of Mr. Dahl and Ms. Yazdi and the newly created directorships and Mr. Nam was elected as Chairman of the Board. As required by the Merger Agreement, the appointments of Messrs. Nam, Kim, Kim and Park to the Board were designated by DASAN.
The Board appointed the four new directors and the three existing directors (Michael Connors, Richard Kramlich and James Norrod) to new Classes of directorship (with Messrs. Connor, Kramlich and Norrod resigning from their existing Class in connection with the Merger) with terms expiring at the annual meeting of stockholders in the applicable year as follows:

Name	Class	Term Expires
Min Woo Nam	III	2019
Michael Connors	I	2017
Il Yung Kim	III	2019
SeongGyun Kim	I	2017
Richard Kramlich	III	2019
James Norrod	II	2018
Sung-Bin Park	II	2018
Effective as of the effective time of the Merger, the Board appointed SeongGyun Kim, Sung-Bin Park and existing Board member Michael Connors to the Audit Committee of the Board, with Mr. Kim to serve as Chairman of the Audit Committee. As required by the Merger Agreement, the appointments of Messrs. Kim and Park to the Audit Committee were designated by DASAN. Effective as of the effective time of the Merger, the Board also appointed Min Woo Nam, Sung-Bin Park and existing Board member Richard Kramlich to the Compensation Committee and Corporate Governance and Nominating Committee of the Board, with Mr. Nam to serve as Chairman of both committees. In connection with the consummation of the Merger, the Company established a new special committee of the Board to be responsible for administering certain post-closing provisions of the Merger Agreement on behalf of the Company, and existing Board members Michael Connors, Richard Kramlich and James Norrod were appointed as members of such committee.
Mr. Nam, 54, currently serves as the Chief Executive Officer and Chairman of the Board of DASAN, a position he has held since March 1993. Mr. Nam previously served as the Chief Executive Officer of Korea Ready System and Dasan Engineering Co., Ltd. His work has included export of technical services to Silicon Valley, California since 1999. Mr. Nam served as General Chairman of the International Network of Korean Entrepreneurs from 2004 until 2006, and has served as Director of the Korea Entrepreneurship Foundation since November 2011. Previously, he has served as Chairman of the Korean Venture Business Association. Mr. Nam completed his B.E.in Mechanical Engineering from Seoul National University in 1984. Mr. Nam and DASAN guarantee DNS’ obligations under each of its credit facilities. As of August 31, 2016, DNS had $40.6 million in aggregate principal amount of outstanding borrowings under its credit facilities, leaving borrowing availability as of such date of $22.8 million.
Mr. SeongGyun Kim, 50, currently serves as the Chief Financial Officer and a director of Finetex EnE, Inc., a nanofiber technology company listed on KOSDAQ, positions he has held since 2008. Prior to joining Finetex, Mr. Kim served as a Vice President of Mbizkorea, a game development and game products try-and-buy service supplier company, from 2006 to 2008. From 2013 to 2016, Mr. Kim served as a director of Interpark Corp., a KOSDAQ-listed Korean online auction and shopping mall. Mr. Kim holds an M.B.A. from Ajou University in South Korea and a B.S. in International Economics from Seoul National University.
Mr. Park, 50, is a co-founder and Managing Director of TransLink Capital (a U.S.-based venture capital firm), a position he has held since February 2009. Mr. Park is also a founder and Chief Executive Officer of SPK Inc. (which provides Korean business development services to U.S.-based start-ups) and Spark and Associates (a consulting firm providing big data analytics services), positions he has held since May 2002 and November 2010, respectively. Mr. Park earned an M.B.A. from Stanford University and a B.S. in Materials Science and Engineering from Massachusetts Institute of Technology.
The information set forth in Item 1.01 under the heading “Stockholder Agreement,” in the Company's Current Report on Form 8-K filed with the SEC on September 12, 2016, the information set forth in Item 5.02(c) with respect to Mr. Il Yung Kim and the information set forth in Item 5.03 with respect to the Amended and Restated Bylaws of the Company in the Company's Current Report on Form 8-K filed with the SEC on September 12, 2016 are incorporated herein by reference.
Under the Company’s non-employee director compensation program, Messrs. Nam, SeongGyun Kim and Park are each eligible to receive the standard annual cash retainer of $20,000 (or an equivalent amount of fully vested shares of the Company’s common stock) and the standard annual equity grant in the form of a stock option to purchase 50,000 shares at an exercise price equal to the fair market value of the Company’s common stock on the date of grant (or an equity grant in the form of 15,000 restricted stock units), as well as a $2,000 cash payment per committee meeting attended (or $4,000 per Audit Committee meeting with respect to the Chairman of the Audit Committee) and expense reimbursements. Effective on the date of their appointment to the Board, each of Messrs. Nam, SeongGyun Kim and Park received their annual equity grant. The annual equity grant for Messrs. Nam and Park was in the form of a stock option to purchase 50,000 shares at an exercise price of $1.19 per share, which represented the fair market value of the Company’s common stock on the date of grant. Mr. SeongGyun Kim, pursuant to the terms of the Company's non-employee director compensation program, elected to receive his annual equity grant in the form of 15,000 restricted stock units. The foregoing non-employee director compensation program is all as described in the Company’s definitive Proxy Statement for the 2016 annual meeting of stockholders filed with the SEC on August 8, 2016.
(e) Compensatory Plans and Arrangements
Employment Agreements with Il Yung Kim, James Norrod and Kirk Misaka
On September 9, 2016, in connection with the consummation of the Merger, the Company entered into an Amended and Restated Employment Agreement with James Norrod and Employment Agreements with each of Il Yung Kim and Kirk Misaka.

The agreements with Messrs. Norrod and Misaka superseded their existing employment arrangements. The Employment Agreements each have an initial term expiring on September 9, 2017 (the first anniversary of the Merger), and automatically extend for one additional year on such date and on each subsequent anniversary of the Merger, unless either party elects not to extend the term. During the term, Messrs. Kim and Norrod will each serve as Co-Chief Executive Officer reporting to the Board, and Mr. Misaka will serve as Chief Financial Officer reporting to the Co-Chief Executive Officers, in each case with such duties and responsibilities as are commensurate with the position. The Employment Agreements provide that Messrs. Kim and Norrod have an initial annual base salary of $320,000 and Mr. Misaka has an initial annual base salary of $292,000, each representing a voluntary 20% salary reduction until the end of first quarter of 2017, and that their base salaries will be automatically increased effective April 1, 2017 to $400,000 for Messrs. Kim and Norrod and to $365,000 for Mr. Misaka. The base salaries will be reviewed on at least an annual basis by the Compensation Committee. In addition, Messrs. Kim, Norrod and Misaka are eligible to participate in a performance-based annual bonus program. Messrs. Kim and Norrod have a target bonus equal to $400,000 and Mr. Misaka has a target bonus equal to $200,000. During the term, the Company will pay for or reimburse Mr. Norrod for reasonable lodging expenses while he is working from the Company’s principal executive offices. The Company will also pay for or reimburse Mr. Kim for up to $30,000 in relocation expenses and will provide Mr. Kim for a monthly housing allowance of up to $6,000. In addition, in the event that Mr. Kim’s employment is terminated, the Company will pay or reimburse Mr. Kim for up to an additional $30,000 in relocation expenses at such termination of his employment, unless he voluntarily resigns without “good reason” (as defined below). The relocation expenses to be provided to Mr. Kim will be grossed-up for taxes. Messrs. Kim, Norrod and Misaka are also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to the Company’s other officers.
Under the Employment Agreements, each executive will receive certain compensation in the event that his employment is terminated by the Company for any reason other than by reason of death, disability, his termination for “cause” (as defined below), or if the executive resigns for “good reason” (as defined below) (each, a “Qualifying Termination”). In the event that the executive’s employment is terminated by reason of a Qualifying Termination on or prior to September 9, 2017 (the first anniversary of the Merger), the executive will be entitled to receive a lump-sum payment equal to his annual salary as in effect immediately prior to the date of termination (or, if greater, $400,000 for Messrs. Kim and Norrod and $365,000 for Mr. Misaka), or in the case that the executive is terminated after September 9, 2017, six months’ salary as in effect immediately prior to the date of termination (or, if greater, $200,000 for Messrs. Kim and Norrod and $182,500 for Mr. Misaka).
For purposes of the Employment Agreements, “cause” is generally defined to include: (1) the executive’s willful or continued failure to substantially perform his duties with the Company, or any failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board consistent with the terms of his Employment Agreement, which failure continues for 15 days following the executive’s receipt of written notice from the Board, (2) the executive’s conviction of, guilty plea to, or entry of a nolo contendere plea to a felony or a crime of moral turpitude or commission of an act of fraud, embezzlement or misappropriation against the Company, (3) the executive’s willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the Company, or (4) the executive’s willful and material breach of his Employment Agreement, which breach remains uncured for 15 days following his receipt of written notice from the Board.
For purposes of the Employment Agreements, “good reason” is generally defined to include the occurrence of any of the following events without his consent: (1) a material diminution in the executive’s base compensation, (2) a material diminution in the executive’s authority, duties or responsibilities, (3) a material change in the geographic location at which the executive must perform his duties, or (4) any other action or inaction that constitutes a material breach by the Company of its obligations under the Employment Agreement.
The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.
Issuance of Stock Options
On September 9, 2016, in accordance with the terms of the Employment Agreements, the Board granted awards of stock options under the Company’s equity plans to the following executive officers of the Company: Il Yung Kim (options to purchase 1,000,000 shares), James Norrod (options to purchase 1,000,000 shares) and Kirk Misaka (options to purchase 500,000 shares). The options have a ten-year term and an exercise price of $1.19 per share, which is equal to the fair market value of the Company’s common stock on the date of grant. The options granted to Mr. Kim vest as to 25% of the shares on the first anniversary of the Merger and vest as to the remaining shares in 36 equal monthly installments thereafter, subject to the executive continuing to render services to the Company through the applicable vesting date. The options granted to Messrs. Norrod and Misaka vest in 48 equal monthly installments following the closing of the Merger, subject to the executive continuing to render services to the Company through the applicable vesting date. In addition, in the event of a Qualifying Termination following the occurrence of a change in control of the Company, the options shall vest in full on the date of termination. The foregoing description of the stock option awards granted does not purport to be complete and is qualified in its entirety by reference to the full text of the DASAN Zhone Solutions, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended, and the form of Stock Option Agreement, which are filed as Exhibits 10.6 and 10.7 hereto, respectively, and incorporated herein by reference.
Transaction Bonus Agreements with James Norrod and Kirk Misaka
On September 9, 2016, in connection with the consummation of the Merger, the Company entered into Transaction Bonus Agreements with each of Messrs. Norrod and Misaka pursuant to which these executives are entitled to receive a one-time cash bonus in connection with the successful consummation of the Merger. The amount of the cash bonus payable under the Transaction Bonus Agreements is $1,000,000 for Mr. Norrod and $500,000 for Mr. Misaka.
The foregoing description of the Transaction Bonus Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Bonus Agreements, which are filed as Exhibits 10.4 and 10.5 hereto and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On September 8, 2016, the Company held its 2016 annual meeting of stockholders. Of the 34,371,266 shares of common stock outstanding and entitled to vote, 26,657,006 shares, or 77.56%, were represented in person or by proxy at the meeting. Four items of business were acted upon by stockholders at the annual meeting. The voting results are as follows:
Proposal 1 – Issuance of Shares of the Company’s Common Stock to DASAN in connection with the Merger
Stockholders approved the issuance of shares of the Company’s common stock to DASAN in connection with the Merger.

	Votes For	Votes Against	Abstain	Broker Non-Votes
Issuance of shares to DASAN in the Merger	12,629,436	230,508	25,770	13,771,292

Proposal 2 – Advisory Vote on Merger-Related Compensation of the Company’s Named Executives
Stockholders approved, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executives in connection with the Merger.

	Votes For	Votes Against	Abstain	Broker Non-Votes
Merger-related compensation of named executives	11,633,782	1,025,390	226,542	13,771,292

Proposal 3 – Election of Directors
Stockholders elected both of the Company’s nominees as Class III Directors to serve three-year terms expiring at the 2019 annual meeting.

	Votes For	Votes Withheld	Broker Non-Votes
Michael Connors	12,448,999	436,715	13,771,292
James Norrod	12,417,975	467,739	13,771,292

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm
Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

	Votes For	Votes Against	Abstain	Broker Non-Votes
Ratification of appointment of KPMG LLP	26,215,634	408,426	32,946	—
Item 5.08    Shareholder Director Nominations.
The Company has tentatively set May 9, 2017 as the date for its 2017 annual meeting of stockholders. The date will be significantly earlier than the anniversary of this year’s annual meeting, which was held on September 8, 2016. Because the date of the meeting is expected to be more than 30 days earlier than the anniversary of the Company’s 2016 annual meeting of stockholders, proposals to be included in the Company’s proxy statement for the 2017 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, must be received at the Company’s principal executive offices no later than the close of business on February 8, 2017 (being 90 calendar days prior to the proposed date of the 2017 annual meeting), which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. The Company’s stockholders must deliver the proposals or nominations to the Company at the following address: DASAN Zhone Solutions, Inc., Attn: Corporate Secretary, 7195 Oakport Street, Oakland, California 94621.
Additionally, in accordance with the advance notice provisions set forth in the Company’s Amended and Restated Bylaws, in order for other business to be brought before the annual meeting outside of Rule 14a-8 under the Exchange Act, it must be received at the Company’s principal executive offices no later than the close of business on February 8, 2017, and must also comply with the provisions set forth in the Company’s Amended and Restated Bylaws and applicable law.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description

10.1#	Employment Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and Il Yung Kim
10.2#	Amended and Restated Employment Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and James Norrod
10.3#	Employment Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and Kirk Misaka
10.4#	Transaction Bonus Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and James Norrod
10.5#	Transaction Bonus Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and Kirk Misaka
10.6#	DASAN Zhone Solutions, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended
10.7#	Form of Stock Option Agreement for the DASAN Zhone Solutions, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended
99.1	Press Release dated September 13, 2016
# Management contract or compensatory plan or arrangement in which one or more executive officers or directors participates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2016	DASAN Zhone Solutions, Inc.

	By:	/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1#	Employment Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and Il Yung Kim
10.2#	Amended and Restated Employment Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and James Norrod
10.3#	Employment Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and Kirk Misaka
10.4#	Transaction Bonus Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and James Norrod
10.5#	Transaction Bonus Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and Kirk Misaka
10.6#	DASAN Zhone Solutions, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended
10.7#	Form of Stock Option Agreement for the DASAN Zhone Solutions, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended
99.1	Press Release dated September 13, 2016.

#	Management contract or compensatory plan or arrangement in which one or more executive officers or directors participates.